Exhibit 4

                Form of Stock Certificate of the Holding Company



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                              COHOES BANCORP, INC.

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES THAT
                                 S P E C I M E N
is the owner of:

                  FULLY PAID AND NONASSESSABLE SHARES OF COMMON
                    STOCK $.01 PAR VALUE PER SHARE OF COHOES
                                  BANCORP, INC.

The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation of the Corporation and any amendments thereto (copies of which are on file at the principal executive offices of the Corporation), to all of which provisions the holder by acceptance hereof, assents.

         This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. The shares represented by this Certificate are not insured by the Federal Deposit Insurance Corporation or any other government agency.

         IN WITNESS THEREOF, COHOES BANCORP, INC. has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.


Dated:_________________


_______________________          [SEAL]            _____________________________
Richard A. Ahl                                     Harry L. Robinson
Secretary                                          President and Chief Executive
                                                      Officer



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                              COHOES BANCORP, INC.

         The Corporation's certificate of incorporation provides that no "person" (as defined in the certificate of incorporation) who "beneficially owns" (as defined in the certificate of incorporation) in excess of 10% of the outstanding shares of the Corporation shall be entitled to vote any shares held in excess of such limit. This provision of the certificate of incorporation shall not apply to an acquisition of securities of the Corporation by an employee stock purchase plan or other employee benefit plan of the Corporation or any of its subsidiaries.

         The Corporation's certificate of incorporation also includes a provision the general effect of which is to require the affirmative vote of the holders of 80% of the outstanding voting shares of the Corporation to approve certain "business combinations" (as defined in the certificate of incorporation) between the Corporation and a stockholder owning in excess of 10% of the outstanding shares of the Corporation. However, only the affirmative vote of a majority of the outstanding shares or such vote as is otherwise required by law (rather than the 80% voting requirement) is applicable to the particular transaction if it is approved by a majority of the "disinterested directors" (as defined in the certificate of incorporation) or, alternatively, the transaction satisfies certain minimum price and procedural requirements. The Corporation's certificate of incorporation also contains a provision which requires the affirmative vote of holders of at least 80% of the outstanding voting shares of the Corporation which are not beneficially owned by the "interested person" (as defined in the certificate of incorporation) to approve the direct or indirect purchase or other acquisition by the Corporation of any "equity security" (as defined in the certificate of incorporation) from such interested person.

         The Corporation will furnish to any stockholder upon request and without charge a full statement of the powers, designations, preferences and relative participating, optional or other special rights of each authorized class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, to the extent that the same have been fixed, and of the authority of the board of directors to designate the same with respect to other series. Such request may be made to the Corporation or to its transfer agent and registrar.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common             UNIF GIFT MIN ACT_____Custodian______
                                                           (Cust}        (Minor)
TEN ENT - as tenants by the entirety  Under Uniform Gift to Minors Act-______
                                                                      (State)
JT TEN  - as joint tenants with right of   UNIF TRANS MIN ACT____Custodian______
          survivorship and not as tenants                   (Cust)       (Minor)
          in common.                  Under Uniform Transfers to Minor Act-____
                                                                         (State)

     Additional abbreviations may also be used though not in the above list.

     For Value Received, _____________ hereby sell, assign and transfer unto


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PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
 _____________________________
|_____________________________|


_______________________________________________________________________________
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

_______________________________ Shares of Common Stock represented by the within certificate, and do hereby irrevocably constitute and appoint________________ as Attorney to transfer the said shares on the books of the within named Association with full power of substitution in the premises.


Dated______________                        ______________________________


NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. The shares represented by this certificate are subject to a limitation contained in the Certificate of Incorporation to the effect that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of common stock (the "Limit") be entitled or permitted to any vote in respect of shares held in excess of the Limit.